Exhibit 4.2.j

Closing Document 11

SUPPLEMENTAL INDENTURE NO. 1

KANSAS CITY POWER & LIGHT COMPANY

THE BANK OF NEW YORK.

DATED AS OF NOVEMBER 15, 2005

CREATING 6.05% SENIOR NOTES DUE 2035
SERIES A AND SERIES B

SUPPLEMENTAL TO INDENTURE
DATED AS OF MARCH 1, 2002

       SUPPLEMENTAL INDENTURE NO. 1 (the "Supplemental Indenture") dated as of November 15, 2005, between KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation ("Company"), and The Bank of New York, as Trustee ("Trustee").

       WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 2002 (the "Original Indenture" and, as previously and hereby supplemented and amended, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities.

       WHEREAS, Section 2.03 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

       WHEREAS, Section 10.01(e) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.01, 2.02 and 2.03 of the Original Indenture.

       WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two new series of Securities to be designated as the "6.05% Senior Notes due 2035, Series A" (the "Series A Notes") and the "6.05% Senior Notes due 2035, Series B" (the "Series B Notes" and, together with the Series A Notes, the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture.

       WHEREAS, Section 10.01(d) of the Indenture provides that the Company and the Trustee, without the consent of Securityholders, may enter into indentures supplemental to the Indenture for the purpose of curing any ambiguity contained in the Indenture, correcting or supplementing any provision of the Indenture which may be defective or inconsistent with any other provisions contained in the Indenture, or making certain other provisions in regard to the Indenture.

       WHEREAS, the Company desires to amend Section 10.01(e) of the Indenture, to correct the phrase "terms of purposes of issue" to be "terms or purposes of issue" and to clarify that any "other conditions, limitations or restrictions thereafter to be observed" added to the Indenture pursuant to supplemental indentures entered into pursuant to Section 10.01(e) of the Indenture are to be observed "by the Company."

       WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

       NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

       1.01     Relation to Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Original Indenture.

       1.02     Additional Definitions. For all purposes of this Supplemental Indenture No. 1:

       Capitalized terms used herein shall have the meaning specified herein or in the Original Indenture, as the case may be;

       "Additional Interest" has the meaning set forth in Section 1.04(e) hereof;

       "comparable treasury issue" means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term ("remaining life") of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes;

       "comparable treasury price" means (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations;

       "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, as follows: c/o BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, IL 60602; telephone: (312) 827-8546; telecopy: (312) 827-8542.

       "Distribution Compliance Period" means the period which expires immediately after the 40th day following the later of: (a) the commencement of the offering of the Notes to Persons other than "distributors" (as defined in Regulation S) in reliance upon Regulation S; and (b) the date of closing of the offering of the Series A Notes;

       "Exchange Offer" means the offer by the Company pursuant to the Registration Rights Agreement to the holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such holders;

       "Exchange Offer Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement;

       "Global Notes" has the meaning set forth in Section 1.07 hereof;

       "independent investment banker" means either BNP Paribas Securities Corp. or J.P. Morgan Securities Inc., as specified by the Company, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by the Company.

       "Initial Purchasers" means BNP Paribas Securities Corp., J.P. Morgan Securities Inc. and the other initial purchasers identified as initial purchasers in the offering of the Series A Notes pursuant to the Offering Memorandum dated November 14, 2005 relating thereto;

       "Interest Payment Date" has the meaning set forth in Section 1.04(a) hereof;

       "Issue Date" has the meaning set forth in Section 1.04(a) hereof;

       "Maturity Date" has the meaning set forth in Section 1.03 hereof;

       "Non-U.S. Person" has the meaning set forth in Section 1.07(b);

       "Notes" has the meaning set forth in the fourth paragraph of the Recitals hereof;

       "Original Indenture" has the meaning set forth in the first paragraph of the Recitals hereof;

       "Qualified Institutional Buyer" has the meaning assigned to such term in Rule 144A under the Securities Act;

       "Registration Default" has the meaning assigned to such term in the Registration Rights Agreement;

       "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of November 17, 2005, by and among the Company and the Initial Purchasers;

       "Record Date" has the meaning set forth in Section 1.04(b) hereof;

       "reference treasury dealer" means (1) BNP Paribas Securities Corp. and J.P. Morgan Securities Inc. and their respective successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "primary treasury dealer"), the Company will substitute therefor another primary treasury dealer and (2) any three other primary treasury dealers selected by the Company after consultation with the independent investment banker;

       "reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date;

       "Regulation S" means Regulation S under the Securities Act;

       "Regulation S Global Note" has the meaning set forth in Section 1.07(b) hereof;

       "Rule 144A Global Note" has the meaning set forth in Section 1.07(a) hereof;

       "Securities Act" means the Securities Act of 1933, as amended.

       "Security Registrar" means The Bank of New York, hereby appointed as an agency of the Company in accordance with Sections 2.05 and 4.02 of the Original Indenture.

       "Series A Notes" has the meaning set forth in the fourth paragraph of the Recitals hereof;

       "Series B Notes" has the meaning set forth in the fourth paragraph of the Recitals hereof;

       "Shelf Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement;

       "Transfer Restricted Securities" has the meaning assigned to such term in the Registration Rights Agreement.

       "treasury rate" as used in Section 2.01 means, with respect to any redemption date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined above), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

       All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

       The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.

ARTICLE ONE

The Series of Securities

       1.01     Title of the Securities. The Series A Notes shall be designated as the "6.05% Notes due 2035, Series A," and the Series B Notes shall be designated as the "6.05% Notes due 2035, Series B." The Series A Notes and the Series B Notes shall be treated for all purposes under the Indenture as a single class or series of Securities and none of the Series A Notes and Series B Notes will have the right to vote or consent as a class separate from one another on any matter.

       1.02     Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver (i) Series A Notes for original issue on the Issue Date in the aggregate principal amount of $250,000,000 and (ii) Series B Notes from time to time thereafter for issue only in exchange for a like principal amount of Series A Notes, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 2.01 and 2.03 of the Original Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial holder or holders. The aggregate principal amount of Notes that may initially be outstanding shall not exceed $250,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.

       1.03     Stated Maturity. The Stated Maturity of the Notes shall be November 15, 2035 (the "Maturity Date").

       1.04     Interest and Interest Rates.

       (a)     The Notes shall bear interest at the rate of 6.05% per annum, from and including November 17, 2005 (the "Issue Date") or from the most recent Interest Payment Date (as defined below) to which interest has been paid to, but excluding, the Maturity Date. Such interest shall be payable semiannually in arrears, on May 15 and November 15 of each year (each such date, an "Interest Payment Date"), commencing May 15, 2006. Interest accrued on the Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.

       (b)     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on the immediately preceding May 1 and November 1, respectively, whether or not such day is a Business Day (each such date, a "Record Date").

       (c)     The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

       (d)     Any principal and premium, if any, and any installment of interest, which is overdue shall bear interest at the rate of 6.05% per annum (to the extent permitted by law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

       (e)     The interest rate borne by the Notes that are Transfer Restricted Securities will be increased by .25% per year upon the occurrence of each Registration Default, which rate will increase by an additional .25% per year if such Registration Default has not been cured within 90 days after the occurrence thereof and similar such increases shall occur for each succeeding 90 day period until all Registration Defaults have been cured ("Additional Interest") up to a maximum Additional Interest rate of 1.00% per year. All accrued Additional Interest shall be paid to holders of Transfer Restricted Securities in the same manner and at the same time as regular payments of interest on the Transfer Restricted Securities. Following the cure of all Registration Defaults, the accrual of Additional Interest shall cease and the interest rate on the Transfer Restricted Securities will revert to 6.05% per annum.

       1.05     Place of Payment. Principal and interest payment on the Notes will be made by the Company to The Depository Trust Company (the "DTC") while it is the depository for the Notes, or if DTC shall cease to be the depositary for the Notes, to the Trustee at its offices, as paying agent.

       1.06     Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

       1.07     Global Notes.

       (a)     Notes offered and sold to Qualified Institutional Buyers pursuant to Rule 144A shall be issuable in whole or in part in the form of one or more permanent Global Securities in definitive, fully registered, book-entry form, without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note shall be deposited on the Issue Date with, or on behalf of, the Depositary. Interests in the Rule 144A Global Note shall be available for purchase only by Qualified Institutional Buyers.

       (b)     Notes offered and sold in offshore transactions to persons other than "U.S. persons," as defined in Regulation S under the Securities Act (each, a "Non-U.S. Person") in reliance on Regulation S under the Securities Act shall be issuable in whole or in part in the form of one or more Global Securities in definitive, fully registered, book-entry form, without interest coupons (collectively, the "Regulation S Global Note"). Interests in the Regulation S Global Note shall be available for purchase only by either Non-U.S. Persons or U.S. persons who purchased such interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act. Prior to the expiration of the Distribution

Compliance Period, interests in the Regulation S Global Note may only be held through Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme (as indirect participants in the Depositary), unless exchanged for interests in the Rule 144A Global Notes in accordance with the transfer and certification requirements described herein. Notwithstanding Section 2.05 of the Original Indenture, in no event shall beneficial interests in the Regulation S Global Note of a series be transferred or exchanged for Notes of such series in definitive form prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

       (c)     Series B Notes shall be issuable in whole or in part in the form of one or more permanent Global Securities in definitive, full registered, book-entry form, without interest coupons (collectively, the "Series B Global Note"). The Series B Global Note shall be deposited on its issuance date with, or on behalf of, the Depositary.

       (d)     Each of the Rule 144A Global Note, the Regulation S Global Note and the Series B Global Note (collectively, the "Global Notes") shall represent such of the Notes as shall be specified therein and shall each provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges or redemptions. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the aggregate principal amount, of Notes represented thereby shall be reflected by the Trustee on Schedule A attached to the Note and made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Note.

       (d)     The Depository Trust Company shall initially serve as Depositary with respect to the Global Notes. Such Global Notes shall bear the legends set forth in the form of Security attached as Exhibit A hereto, subject to Section 3.02 hereof.

       1.08     Form of Securities. The Global Notes shall be substantially in the form attached as Exhibit A hereto, subject to Section 3.02 hereof.

       1.09     Securities Registrar. The Trustee shall initially serve as the Security Registrar for the Notes.

       1.10     Defeasance and Discharge; Covenant Defeasance. Section 12.02 of the Original Indenture shall apply to the Notes.

       1.11     Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

ARTICLE TWO

Optional Redemption of the Notes

       2.01     Redemption Price.

       (a)     The Company shall have the right to redeem the Notes, in whole or in part, at its option at any time from time to time at a price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date. The treasury rate will be calculated on the third business day preceding the date fixed for redemption.

       2.02     Notice of Optional Redemption. If the Company elects to exercise its right to redeem all or some of the Notes pursuant to this Article Two, the Company or the Trustee shall give a notice of such redemption to each holder of a Note that is to be redeemed not less than 30 days and not more than 60 days before the date fixed for redemption. If any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed. It the Company elects to have the Trustee give the above notice, the Company shall notify the Trustee at least 5 days in advance of such requested action.

ARTICLE THREE

Restrictions on Transfer

       3.01     Transfer and Exchange.

       (a)     Transfer and Exchange of Notes in Definitive Form. In addition to the requirements set forth in Section 2.05 of the Original Indenture, Notes in definitive form that are Transfer Restricted Securities presented or surrendered for registration of transfer or exchange pursuant to Section 2.05 of the Original Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:

       (i)     if such Transfer Restricted Securities are being delivered to the Security Registrar by a holder for registration in the name of such Holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

       (ii)     if such Transfer Restricted Securities are being transferred (1) to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

       (iii)     if such Transfer Restricted Securities are being transferred to a Non-U.S. Person pursuant to an exemption from registration in accordance with Rule 904 of

Regulation S under the Securities Act, certifications to that effect from such transferor (in substantially the form of Exhibits B and C hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests; or

       (iv)     if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

(b)     Transfer and Exchange of the Notes.

       (i)     The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.05 of the Original Indenture and Article Three hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

       (ii)     The transfer and exchange of Global Notes or beneficial interests therein for certificated notes (or vice versa) shall be effected through the Trustee and the Depositary, as the case may be, in accordance with Section 2.05 of the Original Indenture and Article Three hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

       (iii)     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

       3.02     Legends.

       (a)      Except as permitted by Sections 3.02(b) and (c) hereof, each certificate evidencing the Global Notes or certificated notes in definitive form (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state or other jurisdiction, and this Note may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act (subject to the delivery of such evidence, if any, required under the indenture pursuant to which this Note is issued) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Each purchaser of this Note is hereby notified that the seller may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or another exemption under the Securities Act. The holder of this Note agrees for the benefit of Kansas City Power & Light Company that (a) prior to the date which is two years after the later of the date of original issuance of this Note and the last date on which Kansas City Power & Light Company or any of its affiliates was the owner of this Note (or any predecessor of this Note) or such shorter period as may be prescribed by Rule 144(k), or any successor provision thereof, under the Securities Act (the "Resale Restriction Termination Date"), this Note may be resold, pledged or otherwise transferred only (1) (A) for so long as the Note is eligible for resale pursuant to Rule 144A, to a person who the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (B) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (C) in a transaction meeting the requirements of Rule 144 under the Securities Act, (D) in accordance with another exemption from the registration requirements of the Securities Act as long as, prior to any offer, sale or transfer of this Note the registrar receives a certification of the transferor and, if required by the Company or the Trustee in the case of (B), (C) or (D) above, an opinion of counsel that such transfer is in compliance with the Securities Act, (2) to Kansas City Power & Light Company or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (b) the holder will and each subsequent holder is required to notify any purchaser from it of this Note of the resale restriction set forth in (a) above. This legend will be removed upon the request of the holder after the Resale Restriction Termination Date or such earlier time as determined by Kansas City Power & Light Company in accordance with applicable law.

Each certificate evidencing the Global Notes also shall bear the legend specified for Global Notes in the form of Note attached hereto as Exhibit A.

       (b)     Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, or after the date that is two years (or such shorter period of time as permitted by Rule 144(k) of the Securities Act) after the later of the original issue date of such Transfer Restricted Security and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Transfer Restricted Security (or any predecessor of such Transfer Restricted Security) or such later date , if any, as may be required by applicable law (the "Resale Restriction Termination Date"), which shall be certified to the Trustee and Security Registrar upon which each may conclusively rely:

       (i)     in the case of any Transfer Restricted Security represented by a certificated note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated note that does not bear the legend set forth in Section 3.02(a) hereof and rescind any restriction on the transfer of such Transfer Restricted Security; and

       (ii)     in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 3.02(a) hereof if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

       (c)     Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.03 of the Original Indenture the Trustee shall authenticate, Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in Section 3.02(a) hereof and shall not provide for Additional Interest, and the Security Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the holder of such Series A Notes (A) is a broker-dealer tendering Series A Notes acquired directly from the Company or an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company for its own account, (B) is a Person who at the time of consummation of the Exchange Offer has an arrangement or understanding with any Person to participate in the "distribution" (within the meaning of the Securities Act) of the Series B Notes, (C) is a Person who is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or (D) is a Person who will not be acquiring the Series B Notes in the ordinary course of such holder's business. The Company shall identify to the Trustee such holders of the Notes in a written certification signed by an officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such holders.

       3.03     Registration Rights Agreement. The Company shall perform its obligations under the Registration Rights Agreement and shall comply in all material respects with the terms and conditions contained therein including, without limitation, the payment of Additional Interest.

       3.04     Filing of Certain Information. Whether or not required by the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company shall file with the Commission, and make available to the Trustee, within the time periods specified in the Commission's rules and regulations (as if required):

       (a)     all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms; and

       (b)     all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, for so long as any Notes remain outstanding, at any time it is not required by the Commission to file the reports required by the preceding sentence with the Commission, the Company shall furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE FOUR

Clarifying Amendment to the Indenture

       4.01     Section 10.01(e) of the Indenture is hereby amended by deleting Section 10.01(e) in its entirety and substituting for it the following:

"(e) to establish the form and terms of the Securities of any series as permitted in Sections 2.01, 2.02 and 2.03, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or to add other conditions, limitations or restrictions thereafter to be observed by the Company; and"

ARTICLE FIVE

Miscellaneous Provisions

       5.01     The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

       5.02     This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

       5.03     THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

       5.04     If any provision in this Supplemental Indenture No. 1 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

       5.05     In case any provision in this Supplemental Indenture No. 1 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       5.06     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to (i) the proper authorization or due execution hereof or of the Notes by the Company, and (ii) the validity or sufficiency of this Supplemental Indenture No. 1.

       IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the day and year first above written.

KANSAS CITY POWER & LIGHT COMPANY

By	/s/Michael W. Cline

Name: Michael W. Cline
Title: Treasurer

[CORPORATE SEAL]
ATTEST:

/s/Mark G. English
Name:  Mark G. English
Title:    Assistant Secretary

THE BANK OF NEW YORK,
Trustee

By	/s/Van K. Brown

Name: Van K. Brown
Title: Vice President

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

On the 15th day of November, 2005 before me personally came Michael W. Cline, to me known, who, being by me duly sworn, did depose and say that he is Treasurer of KANSAS CITY POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTORIAL SEAL]

/s/Jacquetta L. Hartman

Notary Public

Jacquetta L. Hartman
Notary Public - State of Missouri
Ray County
My Commission Expires: April 8, 2008

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

On the 15th day of November, 2005 before me personally came Mark G. English, to me known, who, being by me duly sworn, did depose and say that he is Assistant Secretary of KANSAS CITY POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTORIAL SEAL]

/s/Jacquetta L. Hartman

Notary Public

Jacquetta L. Hartman
Notary Public - State of Missouri
Ray County
My Commission Expires: April 8, 2008

Exhibit A

[FORM OF SECURITY]

[Rule 144A Global Note]
Regulation S Global Note]
[Global Note]
[Certificated Note]

[IF THIS SECURITY IS TO BE A GLOBAL NOTE -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Kansas City Power & Light Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	REGISTERED

KANSAS CITY POWER & LIGHT COMPANY

6.05% Senior Notes due 2035, Series [A/B]

No. ______	Principal Sum $ __________ *
Interest Rate: 6.05% per annum	CUSIP No. ________
Maturity Date: November 15, 2035
Registered Holder: _________________

KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered holder named above or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from November 17, 2005, or from the most recent interest payment date to which interest has been duly paid or provided for, initially on May 15, 2006, and thereafter semi-annually on May 15 and November 15 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any interest payment date will be paid to the person in whose name this Security is

_____________________________
*       Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced by this Certificate.

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registered at the close of business on the May 1 or November 1, as the case may be, immediately preceding that interest payment date, except as otherwise provided in the Indenture.

       The principal and interest payments on the Security will be made by the Company to DTC for disbursement to the registered holder named above. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

       This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 1, 2002 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the holders of the Securities, and the terms on which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $250,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

       The Company shall have the right to redeem the Securities of this series, in whole or in part, at its option at any time from time to time at a price equal to the greater of (i) 100% of the principal amount thereof or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date. The treasury rate will be calculated on the third business day preceding the date fixed for redemption.

       For purposes of determining the redemption price:

"treasury rate", means, with respect to any redemption date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which

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establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date;

"comparable treasury issue" means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term ("remaining life") of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities;

"comparable treasury price" means (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations;

"independent investment banker" means either BNP Paribas Securities Corp. or J.P. Morgan Securities Inc., as specified by the Company, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by the Company;

"reference treasury dealer" means (1) BNP Paribas Securities Corp. and J.P. Morgan Securities Inc. and their respective successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "primary treasury dealer"), the Company will substitute therefor another primary treasury dealer and (2) any three other primary treasury dealers selected by the Company after consultation with the independent investment banker;

"reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

       If an Event of Default (as defined in the Indenture) shall have occurred and be continuing with respect to the Securities, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with such effect and subject to the conditions provided in the Indenture. Any such declaration may be rescinded by holders of a majority in principal amount of the outstanding Securities if all Events of Default with respect to the

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Securities (other than the non-payment of principal of the Securities which shall have become due by such declaration) shall have been remedied.

       The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to the Indenture or to any supplemental indenture with respect to the Securities, or modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or reduce the principal amount thereof, or reduce the rate thereon, or make the principal thereof, or interest thereon, payable in any coin or currency other than that in the Securities provided, without the consent of each holder of the Securities so affected, or (ii) reduce the aforesaid principal amount of the Securities, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all Securities then outstanding. The Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to waive certain past defaults under the Indenture and their consequences.

       No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein provided.

       This Security is issuable as a registered Security only, in the denomination of $1,000 and any integral multiples of $1,000 approved by the Company, such approval to be evidenced by the execution thereof.

       As provided in the Indenture and the Supplemental Indenture No. 1, dated as of November 15, 2005 (herein called "Supplemental Indenture No. 1") and subject to certain limitations therein set forth, this Security is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Security. Upon any registration of transfer, a new registered Security or Securities, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefore.

       The Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notations of ownership or other writing hereof made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

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       No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as party of the consideration for the issue hereof, expressly waived and released.

       By its acceptance of this Security bearing a legend restricting transfer, each holder of this Security acknowledges the restrictions on transfer of this Security set forth in the Indenture, Supplemental Indenture No. 1 and such legend and agrees that it will transfer this Security only as provided in the Indenture and Supplemental Indenture No. 1. In addition to the rights provided to holders of this Security under the Indenture, holders shall have all the rights set forth in that certain Registration Rights Agreement, dated November 17, 2005, among the Company and the Initial Purchasers, including without limitation the right to receive Additional Interest as described in Section 6 thereof. This Security and all 6.05% Senior Notes due 2035 Series A and 6.05% Senior Notes due 2035 Series B from time to time issued and outstanding under the Indenture (collectively, the "2035 Securities") will vote and consent together on all matters as one class and none of the 2035 Securities will have the right to vote or consent as a class separate from one another on any matter.

       This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

       All terms used in this Security which are defined in the Indenture and Supplemental Indenture No. 1 and not defined herein shall have the meaning assigned to them in the Indenture and Supplemental Indenture No. 1.

       This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

This Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state or other jurisdiction, and this Note may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement or in accordance with an applicable exemption from the registration requirements of the Securities Act (subject to the delivery of such evidence, if any, required under the indenture pursuant to which this Note is issued) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Each purchaser of this Note is hereby notified that the seller may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or another exemption under the Securities Act. The holder of this Note agrees for the benefit of Kansas City Power & Light Company that (a) prior to the date which is two years after the later of the date of original issuance of this Note and the last

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date on which Kansas City Power & Light Company or any of its affiliates was the owner of this Note (or any predecessor of this Note) or such shorter period as may be prescribed by Rule 144(k), or any successor provision thereof, under the Securities Act (the "Resale Restriction Termination Date"), this Note may be resold, pledged or otherwise transferred only (1) (A) for so long as the Note is eligible for resale pursuant to Rule 144A, to a person who the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (B) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (C) in a transaction meeting the requirements of Rule 144 under the Securities Act, (D) in accordance with another exemption from the registration requirements of the Securities Act as long as, prior to any offer, sale or transfer of this Note the registrar receives a certification of the transferor and, if required by the Company or the Trustee in the case of (B), (C) or (D) above, an opinion of counsel that such transfer is in compliance with the Securities Act, (2) to Kansas City Power & Light Company or (3) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (b) the holder will and each subsequent holder is required to notify any purchaser from it of this Note of the resale restriction set forth in (a) above. This legend will be removed upon the request of the holder after the Resale Restriction Termination Date or such earlier time as determined by Kansas City Power & Light Company in accordance with applicable law.

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       IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of the President and Chief Executive Officer and the Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.

KANSAS CITY POWER & LIGHT COMPANY

By:

William H. Downey
(SEAL)	President and Chief Executive Officer

By:

Michael W. Cline
Treasurer

Dated: _____________

Attest:

_______________________________
Name:  Mark G. English
Title:   Assistant Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated
herein issued under the Indenture described herein.

THE BANK OF NEW YORK,
as Trustee

By:

Authorized Signatory

Dated: _____________

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SCHEDULE A

SCHEDULE OF ADJUSTMENTS

       The initial aggregate principal amount evidenced by the Certificate to which this Schedule is attached is $250,000,000. The notations on the following table evidence decreases and increases in the aggregate principal amount evidenced by such Certificate.

Date of Adjustment	Decrease in Aggregate Principal Amount	Aggregate Principal Amount of Securities Remaining After Such Decrease	Notation by Security Registrar

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Exhibit B

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES

Re:     6.05% Senior Notes due 2035, Series A, of Kansas City Power & Light Company (the "Company")

       This Certificate relates to $_____ principal amount of Notes held in **______ book-entry or *______ definitive form by _____________________ (the "Transferor").

       The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

       In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of March 1, 2002 (as amended or supplemented to date, the "Indenture"), between the Company and The Bank of New York, (the "Trustee") relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

       [ ]     Such Note is being acquired for the Transferor's own account without transfer.

       [ ]     Such Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit C to Supplemental Indenture No. 1 to the Indenture).

       [ ]     Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

       [ ]     Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

_______________________
* Fill in blank or check appropriate box, as applicable.

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       You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[INSERT NAME OF TRANSFEROR]

By:

Name:
Title:
Address:

Date:_________________________

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Exhibit C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS PURSUANT TO REGULATION S

_____________, ____

The Bank of New York, as Security Registrar
________________________
________________________

Attention: ________________

Ladies and Gentlemen:

       In connection with our proposed sale of certain 6.05% Senior Notes due 2035, Series A (the "Notes"), of Kansas City Power & Light Company (the "Company"), we represent that:

       (i)     the offer or sale of the Notes was made in an "offshore transaction";

       (ii)     at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

       (iii)     no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act of 1933, as amended (the "Securities Act:"), as applicable;

       (iv)     if this transfer of the Note is being made prior to the expiration of the Distribution Compliance Period, such interest that is being transferred is held immediately thereafter through The Euroclear System or Clearstream Banking, société anonyme; and

       (v)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

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       You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

Very truly yours,

Name of Transferor:

By:

Name:
Title:
Address:

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